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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-A

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934



The Chase Manhattan Corporation          Chase Capital I
(Exact name of registrant as     (Exact name of registrant as
specified in its charter)        specified in its Trust
                                 Agreement)
           Delaware                          Delaware
(State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization
                                 of each registrant)
          13-2624488
(I.R.S. Employer Identification             13-3918150
             No.)                (I.R.S. Employer Identification
                                               No.)
270 Park Avenue, New York, New
          York  10017                c/o The Chase Manhattan
        (212) 270-6000                     Corporation
                                  270 Park Avenue, New York, New
                                           York  10017
(Address, including zip code,             (212) 270-6000
and telephone number, including
area code, of registrant's       (Address, including zip code,
principal executive offices)     and telephone number, including
                                 area code, of registrant's
                                 principal executive offices)

If this form relates to the      If this form relates to the
registration of a class of debt  registration of a class of debt
securities and is effective      securities and is to become
upon filing pursuant to General  effective simultaneously with
instruction A(c)(1) please       the effectiveness of a
check the following box.         concurrent registration
                                 statement under the Securities
                                 Act of 1933 pursuant to General
                                 Instruction A(c)(2) please
                                 check the following box.


Securities to be registered pursuant to Section 12(b) of the Act:
None


Securities to be registered pursuant to Section 12(g) of the Act:

7.67% Capital Securities, Series A, of Chase Capital I
(and the Guarantee of The Chase Manhattan Corporation with respect thereto)

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Item 1.        Securities to be Registered.

     The descriptions set forth under the captions "Certain Terms of Series A Capital Securities", "Certain Terms of Series A Subordinated Debentures" and "Certain Terms of Series A Guarantee" in the Prospectus Supplement dated November 25, 1996 and under the captions "Description of Junior Subordinated Debentures", "Description of Preferred Securities", "Description of Guarantees" and "Relationship Among the Preferred Securities, the Company's Junior Subordinated Debentures and the Guarantees" in the accompanying Prospectus dated November 25, 1996, as filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, in connection with the Registration Statements on Form S-3 (Nos. 333-14959, 333-14959-01, 333-14959-02, 333-14959-03
     and 333-16773) of Chase Capital I, Chase Capital II, Chase Capital III and The Chase Manhattan Corporation, are incorporated herein by reference.


Item 2.        Exhibits.

     4.1 Form of Junior Subordinated Indenture, dated as of December 1, 1996, between the Corporation and The Bank of New York, as Debenture Trustee (incorporated by reference to
     Exhibit 4.24 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01,
     333-14959-02, 333-14959-03 and 333-16773).

     4.2  Restated Certificate of Trust of Chase Capital I
     (incorporated by reference to Exhibit 4.25 to the Registrants' Registration Statements on Form S-3, File
     Nos. 333-14959, 333-14959-01, 333-14959-02, 333-14959-03
     and 333-16773).

     4.3 Form of Amended and Restated Trust Agreement of Chase Capital I (incorporated by reference to Exhibit 4.31 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02, 333-14959-03 and 333-
     16773).

     4.4  Form of Preferred Security Certificate for Chase
     Capital I (incorporated by reference to Exhibit D of Exhibit 4.31 to the Registrants' Registration
     Statements on Form S-3, File Nos. 333-14959,
     333-14959-01, 333-14959-02, 333-14959-03 and 333-
     16773).

     4.5  Form of Guarantee Agreement for Chase Capital I
     (incorporated by reference to Exhibit 4.37 to the Registrants' Registration Statements on Form S-3, File Nos.
     333-14959, 333-14959-01, 333-14959-02, 333-14959-03 and 333-16773).



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                           SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 26th day of March
1997.


                                   CHASE CAPITAL I

                                   By: /s/ Deborah L. Duncan
                                        ------------------------
                                        Deborah L. Duncan
                                        Administrative Trustee


                                   THE CHASE MANHATTAN
                                                CORPORATION

                                   By: /s/ Deborah L. Duncan
                                        ------------------------
                                        Deborah L. Duncan
                                        Executive Vice President
                                          and Treasurer

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                        INDEX TO EXHIBITS



Exhibit Number      Exhibit

4.1 Form of Junior Subordinated Indenture, dated as of December 1, 1996, between the Corporation and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02,
               333-14959-03 and 333-16773).


4.2 Restated Certificate of Trust of Chase Capital I (incorporated by reference to Exhibit 4.25 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02,
               333-14959-03 and 333-16773).


4.3 Form of Amended and Restated Trust Agreement of Chase Capital I (incorporated by reference to Exhibit 4.31 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02,
               333-14959-03 and 333-16773).


4.4 Form of Preferred Security Certificate for Chase Capital I (incorporated by reference to Exhibit D of Exhibit 4.31 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02, 333-14959-03 and 333-
               16773).


4.5            Form of Guarantee Agreement for Chase Capital I
               (incorporated by reference to Exhibit 4.37 to the Registrants' Registration Statements on Form S-3, File Nos. 333-14959, 333-14959-01, 333-14959-02, 333-14959-03 and 333-
               16773).











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